                                                                    Exhibit 21.0

                              LIST OF SUBSIDIARIES

                     Registrant: Jefferson Bancshares, Inc.

                                                       Percentage                       Jurisdiction or
               Subsidiaries                            Ownership                     State of Incorporation
-------------------------------------------   -----------------------------   -------------------------------------
Jefferson Federal Bank                                    100%                           United States

                             JEFFERSON FEDERAL BANK

                                                       Percentage                       Jurisdiction or
               Subsidiaries                            Ownership                     State of Incorporation
-------------------------------------------   -----------------------------   -------------------------------------
Jefferson Service Corporation of                         100%                             Tennessee
Morristown, Tennessee, Inc.